Exhibit 10.15



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                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG


                             THE CYMRI CORPORATION,
                           PETROLEUM ENGINEERS, INC.,
                    PETROLEUM ENGINEERS INTERNATIONAL, INC.,
                                       AND
                              TRIUMPH ENERGY, INC.
                   individually and collectively, as Borrower


                                       AND


                                 STERLING BANK,
                                    as Lender

                           Effective December 3, 2004




             REDUCING REVOLVING LINE OF CREDIT OF UP TO $20,000,000

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

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


ARTICLE I DEFINITIONS AND INTERPRETATION.....................................1
         1.1      Terms Defined Above........................................1
         1.2      Additional Defined Terms...................................1
         1.3      Undefined Financial Accounting Terms......................13
         1.4      References................................................13
         1.5      Articles and Sections.....................................13
         1.6      Number and Gender.........................................13
         1.7      Incorporation of Exhibits.................................13

ARTICLE II TERMS OF FACILITY................................................14
         2.1      Revolving Line of Credit..................................14
         2.2      Use of Loan Proceeds......................................14
         2.3      Interest..................................................14
         2.4      Repayment of Loans and Interest...........................15
         2.5      Outstanding Amounts.......................................15
         2.6      Time, Place, and Method of Payments.......................15
         2.7      Borrowing Base Determinations.............................15
         2.8      Mandatory Prepayments.....................................16
         2.9      Voluntary Prepayments of Loans............................17
         2.10     Commitment Fee............................................17
         2.11     Facility Fee..............................................17
         2.12     Reimbursement for Engineering Expenses....................17
         2.13     Loans to Satisfy Obligations of Borrower..................18
         2.14     Security Interest in Accounts; Right of Offset............18
         2.15     General Provisions Relating to Interest...................18
         2.16     Letters in Lieu of Transfer Orders........................19
         2.17     Power of Attorney.........................................19
         2.18     Letters of Credit.........................................20
         2.19     Letter of Credit Fee......................................20
         2.20     Assignment of Revenues....................................20

ARTICLE III CONDITIONS 21
         3.1      Receipt of Loan Documents and Other Items.................21
         3.2      Each Loan and Letter of Credit............................23

ARTICLE IV REPRESENTATIONS AND WARRANTIES...................................25
         4.1      Due Authorization.........................................25
         4.2      Corporate Existence.......................................25
         4.3      Valid and Binding Obligations.............................25
         4.4      Security Instruments......................................25
         4.5      Title to Assets...........................................25
         4.6      Score and Accuracy of Financial Statements................25
         4.7      No Material Misstatements.................................26
         4.8      Liabilities, Litigation, and Restrictions.................26
         4.9      Authorizations; Consents..................................26

         4.10     Compliance with Laws......................................26
         4.11     ERISA26
         4.12     Environmental Laws........................................26
         4.13     Compliance with Federal Reserve Regulations...............27
         4.14     Investment Company Act Compliance.........................27
         4.15     Public Utility Holding Company Act Compliance.............27
         4.16     Proper Filing of Tax Returns; Payment of Taxes Due........27
         4.17     Refunds...................................................27
         4.18     Gas Contracts.............................................27
         4.19     Intellectual Property.....................................27
         4.20     Casualties or Taking of Property..........................28
         4.21     Locations of Borrower.....................................28
         4.22     Subsidiaries..............................................28
         4.23     Purchasers of Production..................................28

ARTICLE V AFFIRMATIVE COVENANTS.............................................28
         5.1      Maintenance and Access to Records.........................28
         5.2      Quarterly Financial Statements; Compliance Certificates...28
         5.3      Annual Financial Statements...............................29
         5.4      Oil and Gas Reserve Reports...............................29
         5.5      Title Opinions; Title Defects.............................29
         5.6      Notices of Certain Events.................................30
         5.7      Letters in Lieu of Transfer Orders; Division Orders.......30
         5.8      Additional Information....................................31
         5.9      Compliance with Laws......................................31
         5.10     Payment of Assessments and Charges........................31
         5.11     Maintenance of Corporate Existence and Good Standing......31
         5.12     Payment of Note; Performance of Obligations...............31
         5.13     Further Assurances........................................31
         5.14     Initial Fees and Expenses of Counsel to Lender............32
         5.15     Subsequent Fees and Expenses of Lender....................32
         5.16     Operation of Oil and Gas Properties.......................32
         5.17     Maintenance and Inspection of Properties..................32
         5.18     Maintenance of Insurance..................................32
         5.19     INDEMNIFICATION...........................................33
         5.20     Operating Accounts........................................34
         5.21     Hedging Transaction Reports...............................34
         5.22     Aged Accounts Reports.....................................34
         5.23     Production and Expense Reports............................34
         5.24     Operating Budget Forecasts................................35
         5.25     Assignments of Proceeds and Accounts Receivable Debtors...35
         5.26     Lockbox Agreement.........................................35
         5.27     Stock Certificates........................................35
         5.28     Certificates of Deposit...................................35

ARTICLE VI NEGATIVE COVENANTS...............................................35
         6.1      Indebtedness..............................................35
         6.2      Contingent Obligations....................................36
         6.3      Liens36

         6.4      Sales of Assets...........................................36
         6.5      Leasebacks................................................36
         6.6      Sale or Discount of Receivables...........................36
         6.7      Loans or Advances.........................................36
         6.8      Investments...............................................36
         6.9      Dividends and Distributions...............................37
         6.10     Issuance of Stock; Changes in Corporate Structure.........37
         6.11     Transactions with Affiliates..............................37
         6.12     Lines of Business.........................................37
         6.13     Plan Obligations..........................................37
         6.14     Current Ratio.............................................37
         6.15     EBITDA to Interest Ratio..................................37
         6.16     Debt to Capitalization Ratio..............................37

ARTICLE VII EVENTS OF DEFAULT...............................................38
         7.1      Enumeration of Events of Default..........................38
         7.2      Remedies..................................................39

ARTICLE VIII MISCELLANEOUS..................................................40
         8.1      Transfers; Participations.................................40
         8.2      Survival of Representations, Warranties, and Covenants....40
         8.3      Notices and Other Communications..........................40
         8.4      Parties in Interest.......................................41
         8.5      Rights of Third Parties...................................41
         8.6      Renewals; Extensions......................................41
         8.7      No Waiver; Rights Cumulative..............................41
         8.8      Survival Upon Unenforceability............................42
         8.9      Amendments; Waivers.......................................42
         8.10     Controlling Agreement.....................................42
         8.11     Disposition of Collateral.................................42
         8.12     GOVERNING LAW.............................................42
         8.13     JURISDICTION AND VENUE....................................42
         8.14     WAIVER OF RIGHTS TO JURY TRIAL............................43
         8.15     ENTIRE AGREEMENT..........................................43
         8.16     CYMRI as Agent............................................43
         8.17     Amended and Restated Agreement............................43
         8.18     Counterparts..............................................43

LIST OF EXHIBITS

Exhibit I         Form of Note
Exhibit II        Form of Borrowing Request
Exhibit III       Form of Compliance Certificate
Exhibit IV        Disclosures
Exhibit V         Borrowing Base Oil and Gas Properties
Exhibit VI        Borrowing Base Certificate
Exhibit VII       Purchasers of Production

                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------


         THIS AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into effective the 3rd day of December, 2004, by and among THE CYMRI CORPORATION, a Texas corporation ("CYMRI"), PETROLEUM ENGINEERS, INC., a Louisiana corporation ("PEI"), PETROLEUM ENGINEERS INTERNATIONAL, INC., a Louisiana corporation ("PEII"), and TRIUMPH ENERGY, INC., a Louisiana corporation ("TEI") (each individually and collectively, the "Borrower"), and STERLING BANK, a Texas state chartered bank (the "Lender").

                                   WITNESSETH:
                                   -----------

     In consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

1.1 Terms Defined Above. As used in this Credit Agreement, the terms "Borrower" and "Lender" shall have the meaning assigned to them hereinabove.

1.2 Additional Defined Terms. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          "Accounts Receivable" means all of PEI's and PEII's accounts, instruments, deposit accounts, receivables, accounts receivable, chattel paper, documents, general intangibles, and book debts whether they exist now or arise in the future from PEI's and PEII's sale or lease of goods or PEI's and PEII's rendition of services, including all amounts due to PEI and PEII from a factor, all returned, reclaimed, refused, or repossessed goods, all books and records pertaining to the foregoing, the cash and non-cash proceeds resulting therefrom and all security and guaranties therefor.

          "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, any Borrower and includes any Subsidiary of any Borrower and any "affiliate" of any Borrower within the meaning of Reg. ss.240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

          "Agreement" shall mean this Amended and Restated Credit Agreement, as it may be amended, supplemented, or restated from time to time.

          "Assignment of Notes and Liens - Guaranty Bank" means that certain Assignment of Notes, Liens and Security Interests dated of even date of this Agreement from Guaranty Bank, FSB to Lender, in form satisfactory to Lender, in its sole discretion, covering the promissory note, liens and security interests from CYMRI to Guaranty Bank, FSB pursuant to the Guaranty Bank Credit Agreement.

          "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base in effect at such time minus
     (b) the sum of the outstanding balance (principal and interest) on the Note at such time, plus the L/C Exposure at such time.

          "Base Rate" shall mean, at any time, the prime rate established in The Wall Street Journal's "Money Rates" or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Base Rate. In the event that the prime rate is no longer published by The Wall Street Journal in the "Money Rates" or similar table, then Lender may select an alternative published index based upon comparable information as a substitute Base Rate. Upon the selection of a substitute Base Rate, the applicable interest rate shall thereafter vary in relation to the substitute index. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect without notice to the Borrower at the time of such change in the Base Rate.

          "Borrowing Base" shall mean, at any time with regard to the Borrowing Base Assets, the amount determined by the Lender in accordance with Section
     2.7 and then in effect.

          "Borrowing Base Accounts" means, collectively, the Eligible Accounts Receivable and the Certificates of Deposit.

          "Borrowing Base Assets" means, collectively, the Borrowing Base Oil and Gas Properties and the Borrowing Base Accounts.

          "Borrowing Base Oil and Gas Properties" means those Oil and Gas Properties of Borrower that will, with execution of the Loan Documents, be subject to liens created by certain of the Security Instruments to secure the Obligations, which initial Borrowing Base Oil and Gas Properties are described in Exhibit V attached hereto and made a part hereof together with such additional Oil and Gas Properties as are subsequently added to the Borrowing Base Assets pursuant to Section 2.8.

          "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit II, by CYMRI to the Lender for a borrowing or prepayment pursuant to Sections 2.1, 2.8 or 2.9, each of which shall:

               (a) be signed by a Responsible Officer of CYMRI;

               (b) specify the amount requested or prepaid and the date of the borrowing or prepayment (which shall be a Business Day); and

               (c) be delivered to the Lender no later than 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing or prepayment.

          "Business Day" shall mean a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas.

          "Certificates of Deposit" means those three (3) certificates of deposit issued by Guaranty Bank, FSB in the name of F. M. Cantrell, Jr., in the aggregate amount of not less than $962,000 (including interest thereon) and held by Guaranty Bank, FSB and any and all renewals or replacements thereof, including, without limitation, replacement certificates of deposit held by Lender.

          "Change of Control" means, with respect to CYMRI, an event or series of events by which (i) the holders of the capital ownership of CYMRI as of the Closing Date cease to own and control, directly and indirectly, at least fifty-one percent (51%) of CYMRI's capital ownership or (ii) CYMRI ceases to own and control, directly and indirectly, 100% of PEI's, PEII's or TEI's capital ownership.

          "Closing Date" shall mean the effective date of this Agreement when all conditions precedent hereunder have been satisfied.

          "Collateral" shall mean the Borrowing Base Oil and Gas Properties, the Borrowing Base Accounts and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

          "Commitment" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1 and to issue Letters of Credit pursuant to Section 2.18.

          "Commitment Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.10.

          "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

          "Commitment Termination Date" shall mean November 30, 2007.

          "Commodity Hedge Agreement" shall mean any crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreement, in form and substance between any Borrower and a Person acceptable to the Lender in its sole discretion.

          "Commonly Controlled Entity' shall mean any Person which is under common control with any Borrower within the meaning of Section 4001 of ERISA.

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

          "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of CYMRI and furnished to the Lender from time to time in accordance with Sections 5.2 and 5.3.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
     (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Current Assets" shall mean all assets which would, in accordance with GAAP, be included as current assets, on a consolidated basis, on the balance sheet of the Borrower as of the date of calculation.

          "Current Liabilities" shall mean all liabilities which would, in accordance with GAAP, be included as current liabilities, on a consolidated basis, on the balance sheet of the Borrower as of the date of calculation.

          "CYMRI" has the meaning given to such term in the preamble of this Agreement.

          "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

          "Default Rate" shall mean a per annum interest rate equal to the Base Rate plus four percent (4%), but in no event exceeding the Highest Lawful Rate.

          "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

          "EBITDA" shall mean, for any period, Net Income for such period plus Interest Expense, federal and state income taxes, depreciation, depletion, amortization, and other non-cash expenses for such period deducted in the determination of Net Income for such period.

          "Eligible Accounts Receivable" means all Accounts Receivable for which PEI's and PEII's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever and on which Lender has a first priority perfected security interest, but does not include (a) any account which is unpaid more than 90 days from its invoice date (except as permitted in writing by Lender, in its sole discretion, in response to PEI's and PEII's written request for a specific exception), (b) any account for which there exists a right of set off, counterclaim, dispute, objection, complaint, defense or discount, except regular discounts allowed in the ordinary course of business to promote prompt payment (and for which no defense or counterclaim has been asserted), (c) any Government Account,
     (d) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, Affiliate, partner, parent or Subsidiary of any Borrower, (e) any accounts arising from sales of goods or services in which the performance of PEI or PEII has been bonded, (f) any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by PEI or PEII to Lender of the Account Receivable arising with respect thereto and (g) for any account which constitutes more than 15% of the aggregate Accounts Receivable which would otherwise constitute Eligible Accounts
     Receivable, that portion of such Account Receivable which exceeds 15% thereof.

          "Environmental Complaint" shall mean any written complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the business conducted thereon.

          "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

          "Event of Default" shall mean any of the events specified in Section 7.1.

          "Facility Fee" has the meaning given to such term in Section 2.11 hereof.

          "Final Maturity" shall mean November 30, 2007.

          "Financial Statements" shall mean statements of the financial condition of the Borrower on a consolidated basis and on a consolidating basis as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity; and cash flows for the Borrower and, when required by applicable provisions of this Agreement to be reviewed by certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP for Borrower, consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

          "Floating Rate" shall mean an interest rate per annum equal to the Base Rate from time to time in effect plus one percent (1%), but in no event exceeding the Highest Lawful Rate.

          "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

          "Government Accounts" means accounts receivable owed by the U.S. government or by the government of any state, county, municipality, or other political subdivision as to which Lender's security interest or ability to obtain direct payment of the proceeds is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, the Federal Assignment of Claims Act of 1940, as amended.

          "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Guaranty Bank Credit Agreement" means that certain Credit Agreement dated April 30, 2002 between Guaranty Bank, FSB, as lender, and CYMRI, as borrower.

          "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

          "Hibernia Bank Credit Facility" means that certain credit facility evidenced by (i) the Credit Agreement between TEI, as Borrower, and Hibernia National Bank, as Lender, the promissory note and the Mortgage, Assignment, Security Agreement and Financing Statement each dated September 26, 2004 executed in connection therewith and (ii) the two promissory notes, each dated February 20, 2004 and each in the face amount of $1,500,000, one executed by PEI and the other executed by PEII in favor of Hibernia National Bank, as Lender, secured by the two Commercial Security Agreements executed in connection therewith.

          "Highest Lawful Rate" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at anytime or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

          "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

          "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial pan of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

          "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

          "Interest Expense" shall mean, for any period, the total interest expense (including, without limitation, interest expense attributable to capitalized leases) of the Borrower for such period, determined in accordance with GAAP.

          "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

          "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

          "Letter of Credit" shall mean any standby letter of credit issued by the Lender for the account of the Borrower pursuant to Section 2.18.

          "Letter of Credit Application" shall mean the standard letter of credit application employed by the Lender from time to time in connection with letters of credit.

          "Letter of Credit Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.19 upon or in connection with the issuance of a Letter of Credit.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

          "Limitation Period" shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

          "Loan" shall mean any loan made by the Lender to or for the benefit of the Borrower pursuant to this Agreement and any payment made by the Lender under a Letter of Credit.

          "Loan Balance" shall mean, at any time, the outstanding principal balance of the Note at such time, plus the L/C Exposure at such time.

          "Loan Documents" shall mean this Agreement, the Note, the Letters of Credit Applications, the Letters of Credit, the Security Instruments, the Subordination Agreement and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Letters of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

          "Lockbox" means the Lockbox as defined in the Lockbox Agreement.

          "Lockbox Agreement" means the agreement in the form satisfactory to Lender between Lender and Borrower establishing the Lockbox with Lender in which all revenues under Accounts Receivable and all revenues payable by Purchasers of Production to TEI will be directed to the Lockbox.

          "Material Adverse Effect" shall mean (a) any adverse effect on the business, operations, properties, financial condition, or prospects of the Borrower which materially increases the risk that any of the Obligations will not be repaid as and when due, or (b) any material adverse effect upon the Collateral.

          "Net Income" shall mean, for any period, the net income (or loss) of the Borrower, on a consolidated basis, for such period, determined in accordance with GAAP.

          "Net Proceeds" means (a) with respect to any sale, lease, transfer or other disposition of any asset by any Person, the aggregate amount of cash and non-cash proceeds from such transaction received by, or paid to or for the account of, such Person, net of customary and reasonable out-of-pocket costs, fees, and expenses, and (b) with respect to the issuance of equity securities, debt securities, or similar instruments, or the incurrence of Indebtedness, the cash and non-cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with such issuance. Non-cash proceeds include any proceeds received by way of deferred payment of principal calculated on a combined basis as of such time pursuant to a note, installment receivable, purchase price adjustment receivable, or otherwise, but only as and when received.

          "Note" shall mean the promissory note of the Borrower, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

          "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Note, (b) the Reimbursement Obligations, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrower for the payment of Commitment Fees, Letter of Credit Fees, and reimbursement of engineering expenses, and (e) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

          "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

          "PEI" has the meaning given to such term in the preamble of this Agreement.

          "PEII" has the meaning given to such term in the preamble of this Agreement.

          "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor,
     (b) Liens (including, but not limited to, pledges or deposits) in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor,
     (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or materially detract from the value or use of the Property to which they apply, (g) Liens in favor of the Lender and other Liens expressly permitted under the Security Instruments (h) second Liens (A) covering TEI's Borrowing Base Oil and Gas Properties located in Louisiana as described on Exhibit V attached hereto and (B) first Liens on the capital stock of each TEI, PEI and PEII, all in favor of the Stockholders but subject in each case to the Subordination Agreement and
     (i) any other Liens approved by Lender in its sole discretion securing Indebtedness subordinated to the Obligations.

          "Person" shall mean an individual,  corporation,  partnership,  trust,
     unincorporated   organization,   government,   any   agency  or   political
     subdivision of any government, or any other form of entity.

          "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Principal Office" shall mean the principal office of the Lender in Houston, Texas, presently located at 2550 North Loop West, Suite 100, Houston, Texas 77092.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Purchasers of Production" means the Persons listed on Exhibit VII and all other Persons who purchase Hydrocarbons attributable or allocable to Borrower's net revenue interest in the Borrowing Base Oil and Gas Properties and are approved by Lender in writing.

          "Rate Management Transaction" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Lender or a Person acceptable to the Lender, in its sole discretion, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to on or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender.

          "Reimbursement Obligation" shall mean the obligation of the Borrower to provide to the Lender or reimburse the Lender for any amounts payable, paid, or incurred by the Lender with respect to Letters of Credit.

          "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower.

          "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws, partnership agreements or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Report" shall mean each report delivered to the Lender pursuant to Section 5.4.

          "Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer or Chief Financial Officer.

          "Security Instruments" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

          "Stockholder Notes" means the promissory notes executed by Borrower in favor of the Stockholders in the aggregate amount of $2,600,000 pursuant to the Stock Purchase Agreement subject to aggregate amount adjustments but in no event greater than $250,000.

          "Stockholders" means all the stockholders of each PEI, PEII, and TEI, as the "Sellers" under the Stock Purchase Agreement in form satisfactory to Lender in its sole discretion.

          "Stockholders' Equity" means, at any time, the sum of the following accounts set forth on the consolidated Financial Statements of Borrower, prepared in accordance with GAAP: (A) the par or stated value of all outstanding capital stock (common and preferred); (B) capital surplus including paid in capital; and (C) retained earnings.

          "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated effective June 1, 2004 between CYMRI and the Stockholders.

          "Subordination Agreement" means that certain Subordination Agreement dated as of even date herewith among Lender, Borrower and the Stockholders in form satisfactory to Lender in its sole discretion.

          "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

          "TEI" has the meaning given to such term in the preamble of this Agreement.

          "Transferee" shall mean any Person to which the Lender has sold, assigned, transferred, or granted a participation in any of the
     Obligations, as authorized pursuant to Section 8.1, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

     1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

     1.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

     1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

     1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

     1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

                                   ARTICLE II

                                TERMS OF FACILITY
                                -----------------

     2.1 Revolving Line of Credit.

          (a) Upon the terms and conditions (including, without limitation, the right of the Lender to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to make Loans, in immediately available funds at the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Lender of a Borrowing Request; provided, however, no Loan shall exceed the then existing Available Commitment.

          (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow such funds. Except for prepayments made pursuant to Section 2.8, each borrowing and prepayment of principal of Loans shall be in an amount at least equal to $100,000. Each borrowing or prepayment shall be deemed a separate borrowing or prepayment for purposes of the foregoing.

          (c) The Loans made under this Section 2.1 shall be made and maintained at the Principal Office and shall be evidenced by the Note.

     2.2 Use of Loan Proceeds.

          (a) Proceeds of all Loans shall be used solely for (i) the acquisition of all of the equity interests in PEI, PEII and TEI by CYMRI pursuant to the terms of the Stock Purchase Agreement, (ii) the acquisition and development of Oil and Gas Properties, (iii) payment of fees and expenses hereunder and/or (iv) for general corporate purposes.

          (b) Letters of Credit shall be used solely for general corporate purposes provided, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds.

     2.3 Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.15), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate. Interest on all Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest.

     2.4 Repayment of Loans and Interest. Accrued and unpaid interest on the outstanding Loans under the Note shall be due and payable monthly commencing on the last day of December, 2004, and continuing on the last day of each calendar month thereafter while any amount of the outstanding principal balance remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the outstanding principal balance. The outstanding principal balance on the Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Commitment Termination Date.

     2.5 Outstanding Amounts. The outstanding principal balance of the Note reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

     2.6 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

     2.7 Borrowing Base Determinations.

          (a) The Borrowing Base as of the Closing Date is acknowledged by the Borrower and the Lender to be $7,940,000, which consists of $5,250,000 attributable to the Borrowing Base Oil and Gas Properties and $2,940,000 attributable to the Borrowing Base Accounts. The amount of the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties (as adjusted from time to time under the terms of this Agreement) shall be reduced by $25,000 on the last day of each month beginning December 31, 2004.

          (b) The Borrowing Base attributable to the Borrowing Base Oil and Gas Properties shall be redetermined semi-annually beginning April 1, 2005, on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Lender. In addition, the Lender shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties; provided, however, the Lender shall not be obligated to respond to more than two such requests during any calendar year, and in no event shall the Lender be required to redetermine the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties more than once in any three-month period, including, without limitation, each scheduled semi-annual redetermination provided for above. Notwithstanding the foregoing, the Lender may at its discretion redetermine the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties and the amount by which the Borrowing Base shall be reduced each calendar month as set forth in Section 2.7(a) at any time and from time to time.

          (c) The Borrowing Base attributable to the Borrowing Base Accounts shall be redetermined monthly beginning January 1, 2005, on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, the Borrowing Base Certificate in the form attached hereto as Exhibit VI, and all other information available to the Lender. Borrower shall deliver the Borrowing Base Certificate on or before the 15th of each month beginning December, 2004. Notwithstanding the foregoing, the Lender may at its discretion redetermine the Borrowing Base attributable to the Borrowing Base Accounts at any time and from time to time.

          (d) Upon each determination of the Borrowing Base by the Lender, the Lender shall notify the Borrower in writing of such determination, and the Borrowing Base and the amount by which the Borrowing Base shall be reduced or increased so communicated to the Borrower shall become effective upon such written notification and shall remain in effect until the next subsequent determination of the Borrowing Base and the amount by which the Borrowing Base shall be reduced.

          (e) The Borrowing Base shall represent the determination by the Lender, in accordance with the applicable definitions and provisions herein contained and its customary lending practices for loans of this nature, of the value, for loan purposes, of the Borrowing Base Assets, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lender. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion, which is acknowledged by the Borrower to be essential for the adequate protection of the Lender.

     2.8 Mandatory Prepayments.

          (a) If at any time the Loan Balance exceeds the Borrowing Base then in effect, the Borrower shall, within 30 days of notice from the Lender of such occurrence, (i) prepay, or make arrangements acceptable to the Lender for the prepayment of, the amount of such excess for application on the Loan Balance, (ii) provide additional collateral, of character and value satisfactory to the Lender in its sole discretion, to secure the Obligations by the execution and delivery to the Lender of security instruments in form and substance satisfactory to the Lender, or (iii) effect any combination of the alternatives described in clauses (i) and
     (ii) of this Section and acceptable to the Lender in its sole discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrower shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower or otherwise to the satisfaction of the Lender, deposit with the Lender, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the Borrowing Base. The cash deposited with the Lender in satisfaction of the requirement provided in this Section may be invested, at the sole discretion of the Lender and then only at the express direction of the

     Borrower as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower in cash or cash equivalent investments offered by or through the Lender.

          (b) In addition to the foregoing, the Borrower shall immediately prepay the principal of the Note in an amount equal to:

               (i) 100% of Net Proceeds from the disposition of any asset, excluding sales permitted under this Agreement;

               (ii)  100%  of  insurance  proceeds  in  excess  of  $50,000  per occurrence in respect of any insurance policy required to be maintained by the Borrower under the terms of this Agreement unless Borrower reinvests such proceeds within thirty (30) days of any insurable loss to replace the lost or damaged assets;

               (iii) 50% of the Net Proceeds from the sale or issuance (after the date of this Agreement) of any capital stock; and

               (iv) 100% of any Indebtedness incurred by any Borrower, other than Indebtedness permitted under Section 6.1 hereof.

     2.9 Voluntary Prepayments of Loans. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans without prepayment penalty provided, however, (a) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid, and
(b) no such prepayment shall serve to postpone the repayment when due of any Obligation.

     2.10 Commitment Fee. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender, in immediately available funds, on the first day of January, 2005, and on the first day of each calendar month thereafter during the Commitment Period, a fee in the amount of one-half percent (1/2%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding month.

     2.11 Facility Fee. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for the costs of the extension of credit hereunder, the Borrower shall pay to the Lender (i) on the Closing Date, in immediately available funds, a facility fee (the "Facility Fee") in the amount of $79,400 and (ii) a Facility Fee equal to one percent (1%) on any future increase over the initial Borrowing Base on the date of any such Borrowing Base redetermination.

     2.12 Reimbursement for Engineering Expenses. In addition to interest and other fees payable hereunder and to compensate the Lender for the costs of evaluating the Borrowing Base Oil and Gas Properties and reviewing the Reserve Reports, the Borrower shall reimburse the Lender all expenses relating to such reviews, in immediately available funds, on the date of each redetermination of the Borrowing Base.

     2.13 Loans to Satisfy Obligations of Borrower. The Lender may, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Note and shall be made at the Floating Rate.

     2.14 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Lender and grants to the Lender a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

     2.15 General Provisions Relating to Interest.

          (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 303 of the Texas Finance Code (Vernon's 1999), the Borrower agrees that the Highest Lawful Rate shall be the "weekly ceiling" as defined in such Section, provided that the Lender may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lender, if greater.

          (b) Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

          (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lender or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

          (d) All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

     2.16 Letters in Lieu of Transfer Orders. The Lender agrees that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 3.1(f)(v) or Section 5.7 will be sent to the addressees thereof prior to the occurrence and continuance of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

     2.17 Power of Attorney. The Borrower hereby designates the Lender as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence and continuance of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Lender pursuant to Section 3.1(f)(v) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Lender by this appointment are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

     2.18 Letters of Credit .

          (a) Upon the terms and conditions (including, without limitation, the right of the Lender to decline to issue any Letter of Credit so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to issue Letters of Credit following the receipt not less than two Business Days prior to the requested date for issuance of the relevant Letter of Credit, of a Letter of Credit Application executed by the Borrower; provided, however, (a) no Letter of Credit shall have an expiration date which is more than 360 days after the issuance thereof or subsequent to the Commitment Termination Date, and (b) the Lender shall not be obligated to issue any Letter of Credit if (i) the face amount thereof would exceed the Available Commitment, or (ii) after giving effect to the issuance thereof, (A) the L/C Exposure, when added to the Loan Balance then outstanding, would exceed the Borrowing Base then in effect.

          (b) Should the Lender be called upon by the beneficiary of any Letter of Credit to honor all or any portion of the commitment thereunder, whether upon the presentation of drafts or otherwise, such payment by the Lender on account of such Letter of Credit shall be treated, for all purposes, as a Floating Rate Loan and an advance against the Note.

     2.19 Letter of Credit Fee. In addition to interest on the Note as provided herein and all other fees payable hereunder, the Borrower agrees to pay to the Lender, on the date of issuance of each Letter of Credit, a fee equal to the greater of $500 or one percent (1%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued; provided, however, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Lender with respect to such Letter of Credit, the Lender shall, within 30 days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion of such fee. The Borrower also agrees to pay to the Lender on demand its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

     2.20 Assignment of Revenues. All account debtors under Accounts Receivable and all Purchasers of Production will receive written notification from Borrower, in the form satisfactory to Lender, that all revenues attributable to Accounts Receivable and to the Borrowing Base Oil and Gas Properties are to be remitted to the Lockbox. Borrower shall use commercially reasonable efforts to assist Lender in obtaining, within thirty (30) days after the Closing Date, from all such account debtors and all Purchasers of Production, executed documents as may be needed to instruct such account debtors and Purchasers of Production to remit all such revenues into the Lockbox for transfer to a deposit account held by Borrower with Lender.

                                   ARTICLE III

                                   CONDITIONS
                                   ----------

     The obligations of the Lender to enter into this Agreement and to make Loans and issue Letters of Credit are subject to the satisfaction of the following conditions precedent:

     3.1 Receipt of Loan Documents and Other Items. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of the Borrower to its Oil and Gas Properties, shall be satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower, all in form and substance satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Lender:

          (a) multiple counterparts of this Agreement as requested by the Lender;

          (b) the Note;

          (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of each Borrower accompanied by a certificate issued by the secretary or an assistant secretary of each Borrower to the effect that each such copy is correct and complete;

          (d) certificates of incumbency and signatures of all officers of each Borrower who are authorized to execute Loan Documents on behalf of such entity each such certificate being executed by a Responsible Officer of each Borrower;

          (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of each Borrower accompanied by certificates of the secretary or an assistant secretary of each Borrower to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of each Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (f)  multiple  counterparts,  as  requested  by  the  Lender,  of  the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Lender in and to the Collateral or other items described below otherwise securing the
     Obligations:

               (i) (A) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement executed by the CYMRI and (B) Act of Mortgage and Security Agreement executed by the TEI, collectively, covering all Oil and Gas Properties of the CYMRI and TEI and all improvements, personal property, and fixtures related thereto;

               (ii)  Financing   Statements   from  the  Borrower,   as  debtor,
          constituent to the instrument described in clause (i) above;

               (iii)  Security  Agreement  executed  by  the  Borrower  pledging
          accounts,   contract  rights,  and  all  other  personal  property  of
          Borrower;

               (iv)   Financing   Statement   from  the  Borrower,   as  debtor,
          constituent to the instrument described in clause (iii) above;

               (v) undated letters, in form and substance satisfactory to the Lender, executed by the Borrower to each Purchaser of Production and disburser of the proceeds of production from or attributable to the Borrowing Base Oil and Gas Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Borrowing Base Oil and Gas Properties directly to the Lender;

               (vi) Pledge of Certificates of Deposit executed by F.M. Cantrell, Jr. covering the Certificates of Deposit;

               (vii) the executed (A) Notice of Security Interest in Certificates of Deposit and (B) Confirmation of Pledge of Certificates of Deposit in the forms attached to the Pledge of Certificates of Deposit as Schedules B and C, respectively;

               (viii) the Stock Pledge Agreement from CYMRI covering all of its equity interests in PEI, PEII, and TEI, together with (A) the stock certificates evidencing such equity interests and (B) blank stock powers relating thereto; and

               (ix) (A) an executed Assignment of Notes and Liens - Guaranty Bank and (B) terminations Hibernia Bank Credit Facility and releases of the liens and security interest granted thereunder in form and substance satisfactory to Lender in its discretion.

          (g) unaudited Financial Statements of the Borrower as of September 30, 2004;

          (h) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of each Borrower in its respective jurisdiction of incorporation and in any other jurisdictions where it does business;

          (i) results of searches of the UCC Records of the Secretary of State of the State of Texas from a source acceptable to the Lender and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Lender;

          (j) confirmation, acceptable to the Lender, of the title of CYMRI and TEI to the Borrowing Base Oil and Gas Properties, free and clear of Liens other than Permitted Liens;

          (k) all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Borrowing Base Oil and Gas Properties requested by the Lender;

          (l) engineering reports covering the Borrowing Base Oil and Gas Properties;

          (m) the opinion of Hirsch & Westheimer, counsel to the Borrower, and an opinion of counsel to Borrower that is licensed to practice in Louisiana covering the Security Instruments that are required to be filed in the State of Louisiana regarding, among other things, the perfection of Liens and enforceability thereof, in the form and substance acceptable to the Lender in its discretion;

          (n) certificates evidencing the insurance coverage required pursuant to Section 5.18;

          (o) payment of the Facility Fee;

          (p) payment of the fees described in Section 5.14;

          (q) evidence satisfactory to Lender that the transactions evidenced by the Stock Purchase Agreement have been consummated and all conditions therein have been satisfied, unless waived by Lender in writing;

          (r) an executed Subordination Agreement; and

          (s)  such  other   agreements,   documents,   instruments,   opinions,
     certificates, waivers, consents, and evidence as the Lender may reasonably request.

     3.2 Each Loan and Letter of Credit. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make any Loan or issue any Letter of Credit unless:

          (a) CYMRI shall have delivered to the Lender a Borrowing Request at least one Business Day prior to the requested date for the relevant Loan, or a Letter of Credit Application at least two Business Days prior to the requested issuance date for the relevant Letter of Credit and each statement or certification made in such Borrowing Request or Letter of Credit Application, as the case may be, shall be true and correct in all material respects on the requested date for such Loan or the issuance of such Letter of Credit;

          (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan or the issuance of the requested Letter of Credit;

          (c) if requested by the Lender, the Borrower shall have delivered evidence satisfactory to the Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan or the issuance of such Letter of Credit;

          (d) the Lender shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be requested by the Lender with respect to such Loan or Letter of Credit;

          (e) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material Adverse Effect;

          (f) each of the representations and warranties contained in this Agreement shall be true and correct (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this Agreement) and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan or the issuance of such Letter of Credit;

          (g) all of the Security Instruments shall be in full force and effect and provide to the Lender the security intended thereby;

          (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan nor the issuance of such Letter of Credit shall contravene, violate, or conflict with any Requirement of Law;

          (i) the Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof;

          (j) the Lender shall have received the reimbursement of all engineering expenses, and other fees payable to the Lender hereunder and reimbursement from the Borrower, or special legal counsel for the Lender shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Lender for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan or Letter of Credit Application, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan or Letter of Credit Application; and

          (k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Lender.

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

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce the Lender to enter into this Agreement and to make the Loans and issue Letters of Credit, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note) that:

     4.1 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note, the repayment of the Note and interest and fees provided for in the Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

     4.2 Corporate Existence. Each Borrower is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

     4.3 Valid and Binding Obligations. All Loan Documents to which each Borrower is a party, when duly executed and delivered by each such Borrower, will be the legal, valid, and binding obligations of each such Borrower, enforceable against each Borrower in accordance with their respective terms.

     4.4 Security Instruments. The provisions of each Security Instrument executed by the Borrower are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower in the Collateral described therein.

     4.5 Title to Assets. The Borrower has good and indefeasible title to all of their Properties, free and clear of all Liens except Permitted Liens.

     4.6 Score and Accuracy of Financial Statements. The Financial Statements of the Borrower as of September 30, 2004, present fairly the financial position and results of operations and cash flows of the Borrower as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since such dates which could reasonably be expected to have a Material Adverse Effect.

     4.7 No Material Misstatements. No information, exhibit, statement, or report furnished to the Lender by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

     4.8 Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit IV attached hereto, the Borrower has no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit IV hereto, no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

     4.9 Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Note and interest and fees provided in the Note and this Agreement, or the performance by the Borrower of the Obligations.

     4.10 Compliance with Laws. The Borrower and the Borrower's Property, including, without limitation, the Borrowing Base Oil and Gas Properties, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

     4.11 ERISA. The Borrower does not maintain nor has it maintained any Plan. The Borrower does not currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

     4.12 Environmental Laws. To the best knowledge and belief of the Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit IV under the heading "Environmental Matters:"

          (a) no Property of the Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

          (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

          (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

          (d) no Environmental Complaint has been received by the Borrower.

     4.13   Compliance  with  Federal   Reserve   Regulations.   No  transaction
contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations T, U, or X.

     4.14 Investment Company Act Compliance. No Borrower is, nor is any Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.15 Public Utility Holding Company Act Compliance. No Borrower is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.16 Proper Filing of Tax Returns; Payment of Taxes Due. Each Borrower has duly and properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

     4.17 Refunds. Except as described on Exhibit IV under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Borrowing Base Oil and Gas Properties.

     4.18 Gas Contracts. Except as described on Exhibit IV under the heading "Gas Contracts," the Borrower (a) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Borrowing Base Oil and Gas Properties at some future date without receiving full payment therefor within 90 days of delivery, and (b) has not produced gas, in any material amount, subject to, and neither the Borrower nor any of the Borrowing Base Oil and Gas Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

     4.19 Intellectual Property. The Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

     4.20 Casualties or Taking of Property. Except as disclosed on Exhibit IV under the heading "Casualties," since September 30, 2004, neither the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

     4.21 Locations of Borrower. The principal place of business and chief executive office of each Borrower is located at the address of CYMRI set forth in Section 8.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

     4.22 Subsidiaries. The Borrower has no Subsidiaries except those described on Exhibit IV under the heading "Subsidiaries".

     4.23 Purchasers of Production. The Persons who are purchasing the Borrower's interests in oil and gas produced from the Borrowing Base Oil and Gas Properties as of the date of this Agreement are identified on Exhibit VII attached hereto.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

     So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower shall:

     5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the expense of the Borrower, allow the Lender to make and take away copies thereof.

     5.2 Quarterly Financial Statements; Compliance Certificates. Deliver to the Lender, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited Financial Statements of the Borrower, on a consolidated basis and on a consolidating basis, as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of CYMRI as a fair presentation of the condition of the Borrower, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter, with the exception of the last fiscal quarter, a Compliance Certificate.

     5.3 Annual Financial Statements. Deliver to the Lender, on or before the 90th day after the close of each fiscal year of the Borrower, a copy of the annual audited Financial Statements of the Borrower, on a consolidated basis and on a consolidating basis, satisfactory to the Lender and a Compliance Certificate.

     5.4 Oil and Gas Reserve Reports.

          (a) Deliver to the Lender no later than March 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender, certified by any nationally- or regionally-recognized independent consulting petroleum engineers acceptable to the Lender as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Borrowing Base Oil and Gas Properties as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Borrowing Base Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower.

          (b) Deliver to the Lender no later than September 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender prepared by or under the supervision of a Responsible Officer of the Borrower evaluating the Borrowing Base Oil and Gas Properties as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

          (c) Each of the reports provided pursuant to this Section shall be submitted to the Lender together with additional data concerning pricing, quantities of production from the Borrowing Base Oil and Gas Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Lender may reasonably request.

     5.5 Title Opinions; Title Defects. Within 30 days following the Closing Date and promptly any time thereafter upon the request of the Lender, furnish to the Lender title opinions, in form and substance and by counsel satisfactory to the Lender, or other confirmation of title acceptable to the Lender, covering Oil and Gas Properties constituting not less than 81% of the value, determined by the Lender in its sole discretion, of the Borrowing Base Oil and Gas Properties; provided, however, that within such 30-day period following the Closing Date the Borrowing Base Oil and Gas Properties owned by TEI shall be covered by current title opinions delivered to Lender in form and substance satisfactory to the Lender (and not by other confirmation of title). Promptly, but in any event within 60 days after notice by the Lender of any defect, material in the opinion of the Lender in value, in the title of the Borrower to any of its Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

     5.6 Notices of Certain Events. Deliver to the Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

          (a) any Default or Event of Default;

          (b) any default or event of default under any contractual obligation of any Borrower, or any litigation, investigation, or proceeding between any Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding involving any Borrower as a defendant or in which any Property of any Borrower is subject to a claim and in which the amount involved is $50,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

          (d)  the  receipt  by  the  Borrower  of  any  written   Environmental
     Complaint;

          (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of an Environmental Complaint;

          (f) any Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

          (g) the change in identity or address of any Person  remitting  to the
     Borrower  proceeds  from  the  sale  of  hydrocarbon   production  from  or
     attributable to any Borrowing Base Oil and Gas Properties;

          (h) any change in the senior management of the Borrower; and

          (i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

     5.7 Letters in Lieu of Transfer Orders; Division Orders. Promptly upon request by the Lender at any time and from time to time, and without limitation on the rights of the Lender pursuant to Sections 2.16 and 2.17, execute such letters in lieu of transfer orders, in addition to the letters signed by the

Borrower and delivered to the Lender in satisfaction of the condition set forth in Section 3.1(f)(v) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Lender proceeds from or attributable to the Borrowing Base Oil and Gas Properties.

     5.8 Additional Information. Furnish to the Lender, promptly upon the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Lender may from time to time request, including, without limitation, updated lists of additional or new Purchases of Production; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

     5.9 Compliance with Laws. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance of the operations of the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

     5.10 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

     5.11 Maintenance of Corporate Existence and Good Standing. Maintain its corporate existence or qualification and good standing in its jurisdictions of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same.

     5.12 Payment of Note; Performance of Obligations. Pay the Note according to its terms and do and perform every act and discharge all of its other Obligations.

     5.13 Further Assurances. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

     5.14 Initial Fees and Expenses of Counsel to Lender. On the Closing Date, promptly reimburse the Lender for all reasonable fees and expenses, including estimated recording fees, of Porter & Hedges, L.L.P., special counsel to the Lender, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

     5.15 Subsequent Fees and Expenses of Lender. Upon request by the Lender, promptly reimburse the Lender (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to satisfy any obligation of the Borrower under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (d) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding,
(e) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to ss.1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

     5.16 Operation of Oil and Gas Properties. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards and every Requirement of Law.

     5.17 Maintenance and Inspection of Properties. Maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Lender to visit and inspect, at the expense of the Borrower, any tangible Property of the Borrower.

     5.18 Maintenance of Insurance. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lender, maintained by Borrower, and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, on the Closing Date of the maintenance of such insurance. The Lender shall have the right to request that it be named as a loss payee under any such renewals of insurance. The Lender shall have the right to collect, and the Borrower hereby assigns to the Lender, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $100,000.00, the Lender may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $100,000.00 or less, provided that no Default or Event of Default has occurred and is continuing, the Lender shall deliver any such proceeds received by it to the Borrower. In the event the Lender receives insurance proceeds not attributable to Collateral or business interruption, the Lender shall deliver any such proceeds to the Borrower.

     5.19 INDEMNIFICATION. INDEMNIFY AND HOLD THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER (COLLECTIVELY THE "LENDER PARTIES") UNDER ANY LOAN DOCUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY BORROWING BASE OIL AND GAS PROPERTIES OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF,
(B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY BORROWING BASE OIL AND GAS PROPERTIES OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT,
CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER, (D) ANY CONTAMINATION OF ANY BORROWING BASE OIL AND GAS PROPERTIES OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER

OF CREDIT OF A WRONGFUL DISHONOR BY THE LENDER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER PARTIES OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY LOAN DOCUMENT BUT NOT INCLUDING ANY OF THE FOREGOING ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER PARTIES; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE LENDER WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE LENDER BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE LENDER.

     5.20 Operating Accounts. Establish and maintain with Lender all of its principal operating accounts and related deposit accounts.

     5.21 Hedging Transaction Reports. For each Commodity Hedge Agreement to which Borrower is a party, if any, deliver to Lender contemporaneously with the quarterly Financial Statements a detailed report setting out Borrower's (i) position as of the end of such calendar quarter including, but not limited to, Borrower's settlement payments and receipts during such calendar quarter and settlement payables and receivables as of the end of such calendar quarter, (ii ) volumes hedged, (iii) prices at which such volumes were hedged, (iii) the period covered under each Commodity Hedge Agreement and (iv) any other information which Lender may request.

     5.22 Aged Accounts  Reports.  Deliver to Lender, on or before the thirtieth
(30th) day after the end of each calendar month, a detailed aging accounts receivable report and a detailed aging accounts payable report effective as of the end of such calendar month in accordance with the invoice dates of such accounts payable, all such reports to be prepared in accordance with GAAP.

     5.23 Production and Expense Reports. Deliver to Lender, on or before the forty-fifth (45th) day after the end of each calendar month, a production and expense report covering quantities of production from the Borrowing Base Oil and Gas Properties, volumes of production sold, Purchasers of Production, gross revenues and expenses (including lease operating expenses).

     5.24 Operating Budget Forecasts. Commencing January 31, 2005, and continuing on the last day of each subsequent month, deliver to Lender with a rolling revenue, lease operating expense, capital expenditure and general and administrative expense forecast, in form satisfactory to Lender (the "Operating Budget Forecasts"), by month for the succeeding 12-month period covering Borrower's interest in the Borrowing Base Oil and Gas Properties. The Operating Budget Forecasts will include a brief discussion by Borrower of all operating and financial variances from the prior Operating Budget Forecast delivered to Lender.

     5.25 Assignments of Proceeds and Accounts Receivable Debtors. Ensure that within 30 days of the Closing Date all Purchasers of Production relating to the Borrowing Base Oil and Gas Properties of TEI and all Accounts Receivable debtors of PEI and PEII have received, signed and returned a form of Notice of Assignment of Proceeds or other written notification in writing, in form satisfactory to Lender, including such Persons' agreements to remit all such proceeds and revenues into the Lockbox.

     5.26 Lockbox Agreement. Execute and deliver to Lender the Lockbox Agreement within 30 days of the Closing Date.

     5.27 Stock Certificates. Obtain and deliver to the Stockholders, within 30 days of the Closing Date, new or replacement Stock Certificates evidencing CYMRI's stock ownership in PEI, PEII and TEI and covered by the Stock Pledge Agreement; provided that such delivery of the Stock Certificates shall be subject to the Subordination Agreement.

     5.28 Certificates of Deposit. Immediately upon the maturity of each Certificate of Deposit, cause F.M. Cantrell, Jr. to transfer the funds thereunder to Lender for the issuance of new certificates of deposit by Lender.


                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

     So long as any Obligation remains outstanding or unpaid or any Commitment exists, no Borrower will:

     6.1 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 90 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, accrued or deferred taxes and other liabilities not constituting borrowed money, (c) crude oil, natural gas, or other hydrocarbon Commodity Hedge Agreements in form and substance and with a Person acceptable to the Lender, provided that (i) each commitment issued under such agreement must also be approved by the Lender, (ii) such agreements shall not be entered into with respect to Borrower's Borrowing Base Oil and Gas Properties constituting more than 75% of the present value of estimated future net revenues, computed using a discount factor of 9%, of all proved developed producing Borrowing Base Oil and Gas Properties, and (iii) that the floor prices in such agreements are not less than the prices used by the Lender in its most recent Borrowing Base determination (except in relation to that certain Rate Management Transaction dated effective June 1, 2003 between CYMRI and Macquarie Bank Ltd. documented as transaction number HH0504799), (d) Rate Management Transactions, in form and substance and with a Person acceptable to the Lender, (e) Indebtedness secured by Permitted Liens or (f) any other Indebtedness subordinated to the Obligation on terms approved by Lender in its discretion.

     6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

     6.3 Liens. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

     6.4 Sales of Assets. Without the prior written consent of the Lender, sell, transfer, or otherwise dispose of, in one or any series of transactions, any Collateral or other Property, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business provided that no contract for the sale of hydrocarbons shall obligate the Borrower to deliver hydrocarbons produced from any of the Borrowing Base Oil and Gas Properties at some future date without receiving full payment therefor within 90 days of delivery, or (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of the Borrower.

     6.5 Leasebacks. Enter into any agreement to sell or transfer any Borrowing Base Oil and Gas Properties and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

     6.6 Sale or Discount of Receivables. Except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

     6.7 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business.

     6.8 Investments. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year,
(ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000.00, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section, or (d) money-market funds.

     6.9 Dividends and Distributions. Declare, pay, or make, whether in cash or Property of the Borrower, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock at any time.

     6.10 Issuance of Stock; Changes in Corporate Structure. Issue or agree to issue additional shares of capital stock, in one or any series of transactions; enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve or suffer any liquidation or dissolution or enter or agree to enter into any arrangement that would result in a Change of Control.

     6.11 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

     6.12 Lines of Business. Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower is engaged as of the date hereof.

     6.13 Plan Obligations. Assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

     6.14 Current Ratio. Permit, as of the close of any fiscal quarter, the ratio of (i) the sum of Current Assets plus the unused portion of this credit facility to (ii) Current Liabilities to be less than 1.00 to 1.00.

     6.15 EBITDA to Interest Ratio. Permit, as of the close of any fiscal quarter, calculated on a consolidated basis, the ratio of (a) quarterly EBITDA to (b) Interest Expense to be less than 3.50 to 1.00 beginning the fiscal quarter ending December 31, 2005 or less than 3.00 to 1.00 for the end of the first four fiscal quarters subsequent to the Closing Date. This ratio shall be tested on an annualized basis for the first three quarters following the Closing Date and, beginning on the end of the fourth fiscal quarter following the Closing Date, on a rolling four-quarter basis.

     6.16 Debt to Capitalization Ratio. Permit, as of the close of any fiscal quarter, Borrower's ratio of Loan Balance to the sum of (i) Stockholder's
Equity, plus (ii) the Loan Balance, plus (iii) the outstanding Indebtedness under the Stockholder Notes to be more than 0.60 to 1.00.

                                   ARTICLE VII

                                EVENTS OF DEFAULT
                                -----------------

     7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

          (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and such default shall have continued for five days;

          (b) default shall be made by any Borrower in the due observance or performance of any of their respective obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by any Borrower;

          (c) any representation or warranty made by any Borrower in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          (d) default shall be made by any Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, Commodity Hedge Agreement, Rate Management Transaction, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

          (e) any Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors,
     (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          (f) an order, judgment, or decree shall be entered against any Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

          (g) the levy against any significant portion of the Property of any Borrower, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 90 days after the levy;

          (h) a final and non-appealable order, judgment, or decree shall be entered against any Borrower for money damages and/or Indebtedness due in an amount in excess of $500,000, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

          (i) any Borrower shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any material portion of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any material portion of its
     Property which maybe fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

          (j) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens subject to Permitted Liens against the Collateral purportedly covered thereby or any Borrower shall assert that any Security Instrument does not or discontinues to create valid Liens thereunder;

          (k) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Lender; or

          (l) the occurrence of a Change of Control.

     7.2 Remedies.

          (a) Upon the occurrence of an Event of Default specified in Sections 7.1(e) or 7.1(f), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(e) or 7.1(f), (i) the Lender may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (c) Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

     8.1 Transfers; Participations. The Lender may not, without the consent of the Borrower, at any time, sell, transfer, assign, or grant participations in the Obligations or any portion thereof; provided, however, (i) that Borrower's consent will not be unreasonably withheld and (ii) no such consent shall be required if an Event of Default has occurred and is continuing. The Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable. The Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof; subject to any agreements between such Transferee and the transferor to such Transferee.

     8.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

     8.3 Notices and Other Communications. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, three days following deposit in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

          (a) if to the Lender, to:

                           Sterling Bank
                           2550 North Loop West, Suite 100
                           Houston, Texas 77092
                           Attention:  C. Scott Wilson
                           Telecopy: (713) 507-7948

          (b) if to the Borrower, to:

                           The CYMRI Corporation
                           1100 Louisiana, Suite 5151
                           Houston, Texas 77002
                           Attention:  Larry M. Wright
                           Telecopy:  (713) 651-0928

     Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

     8.4 Parties in Interest. Subject to the restrictions on changes in corporate structure set forth in Section 6.10 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Lender shall be binding upon and inure to the benefit of the Borrower or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

     8.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

     8.6 Renewals; Extensions. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

     8.7 No Waiver; Rights Cumulative. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

     8.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

     8.9 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

     8.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

     8.11 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

     8.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT (I) CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY AND (II) EXCEPT, WITH REGARD TO THE SECURITY INSTRUMENTS TO THE EXTENT THAT THE LAWS OR ANY JURISDICTION IN WHICH THE MORTGAGED PROPERTIES NECESSARILY GOVERN.

     8.13 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

     8.14 WAIVER OF RIGHTS TO JURY TRIAL. EACH BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

     8.15 ENTIRE  AGREEMENT.  THIS AGREEMENT  CONSTITUTES  THE ENTIRE  AGREEMENT
BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE PROPOSED TERM SHEET DATED OCTOBER 22, 2004, FROM THE LENDER TO THE BORROWER FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

     8.16 CYMRI as Agent. Each PEI, PEII and TEI hereby appoints CYMRI as their agent and attorney-in-fact to execute any certificates, requests or other documents deliverable under this Agreement in the name of each such party, collectively as Borrower, and Lender shall be authorized to rely on any such executed certificates, requests or other documents as acts of the parties constituting "Borrower" without the need of further inquiry or investigation.

     8.17 Amended and Restated Agreement. This Agreement amends and restates in its entirety, but does not extinguish, the Guaranty Bank Credit Agreement and Hibernia Bank Credit Facility.

     8.18 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.


                   [Signatures appear on the following page.]

     IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                       BORROWER:

                                       THE CYMRI CORPORATION


                                       By: /s/ Larry M. Wright
                                          ------------------------------------
                                               Larry M. Wright
                                               Chief Executive Officer


                                       PETROLEUM ENGINEERS, INC.


                                       By: /s/ Larry M. Wright
                                          ------------------------------------
                                               Larry M. Wright
                                               Chief Executive Officer


                                       PETROLEUM ENGINEERS INTERNATIONAL, INC.


                                       By: /s/ Larry M. Wright
                                          ------------------------------------
                                               Larry M. Wright
                                               Chief Executive Officer


                                       TRIUMPH ENERGY, INC.


                                       By: /s/ Larry M. Wright
                                          ------------------------------------
                                               Larry M. Wright
                                               Chief Executive Officer


                                       LENDER:

                                       STERLING BANK



                                       By: /s/ C. Scott Wilson
                                          ------------------------------------
                                               C. Scott Wilson
                                               Senior Vice President